Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

        We consent to the use in this Registration Statement of Herbst Gaming, Inc. on Pre-Effective Amendment No. 1 to Form S-4 of our report on Southern Iowa Gaming Company dated February 5, 2004, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ CLIFTON GUNDERSON LLP CLIFTON GUNDERSON LLP
St. Joseph, Missouri October 29, 2004